Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Combined Proxy Statement/Prospectus and “Independent Registered Public Accounting Firms” in the Statement of Additional Information and to the incorporation by reference of our reports dated February 22, 2010 with respect to the financial statements and financial highlights of RiverSource Variable Portfolio – Strategic Income Fund, Disciplined Asset Allocation Portfolios – Conservative, Disciplined Asset Allocation Portfolios – Moderately Conservative, Disciplined Asset Allocation Portfolios – Moderate, Disciplined Asset Allocation Portfolios – Moderately Aggressive, and Disciplined Asset Allocation Portfolios – Aggressive included in the Annual Reports for the year ended December 31, 2009 incorporated by reference into the Registration Statement (Form N-14) as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

November 4, 2010